             |
[GATX LOGO]  |  SECOND QUARTER CONFERENCE CALL
             |  JULY 29, 2003
             |


OPERATOR:

Good afternoon. My name is Brooke and I will be your conference facilitator today. At this time, I'd like to welcome everyone to the GATX quarterly conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question and answer period. If you would like to ask a question during this time, simply press star, then the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. Thank you. Mr. Lyons, you may begin your conference.

BOB LYONS:

Thank you and good morning, everyone. Thank you for joining us on today's call. I have with me Brian Kenney, our chief financial officer. Earlier this morning we issued our second quarter results and I hope you've all have had an opportunity to review this information. I'll provide a short overview of the quarter and then we'll go right to Q&A. Before touching on the numbers for the quarter, I'd like to point everyone to the forward-looking statement language included in our press release. The language included therein also applies to today's call.

As noted in the release, in general, we experienced more stable operating conditions in the second quarter than in past quarters. This made for a fairly straightforward quarterly report. For the 2003 second quarter, GATX reported net income of $24.8 million or 50 cents per diluted share. This included a benefit in the quarter totaling 14 cents per diluted share related to recoveries on a note sale and unrelated legal expenses. This compares to net income in the 2002 second quarter of $20.4 million or 42 cents per diluted share. In Rail, we continue to see some positive signs developing and this was most notable in our fleet utilization statistics. At the end of the second quarter, fleet utilization was 93% ahead of the 92% at the end of the first quarter, and 91% where we opened the year.

This reflects both increased customer activity as the active car count has gone up since the beginning of the year, as well as scrappings, as we continue to manage the fleet prudently in this environment. While utilization indicators have picked up, challenges continue and this is most evident in lease rate pricing. In the second quarter, average lease renewal rates on our most common basket of cars declined 7.7% versus the prior--versus the cars' prior lease rate. This compares to a decline of 8.7% experienced in the first quarter and 9.3% decline overall in 2003. So while the trend in the percentage decline is going in the right direction, it's a decline, nonetheless, and pressures are evident. In Air, I point out that once again concurrent with our release this morning we posted updated air slides to our website. Please feel free to access this information or call me directly and I'll get copies to you. Overall conditions in Air stabilized in the second quarter but I note that this would be expected during the summer months, which tend to be stronger for the airlines. We'll see if this continues through the winter when the airlines traditionally face more difficult operating conditions.

Our renewal and new aircraft placement activity continues on or ahead of schedule. We opened 2003 with eight existing aircraft up for renewal. Six of those are done. We placed or scheduled for placement all six of the 2003 deliveries. During the quarter, we also reached an agreement with Airbus to slightly adjust our delivery schedule beyond 2003. Originally we planned to take delivery of our final five A320 aircraft in 2004. We will now take delivery of three in 2004 and move the other two to 2006. I'd add that we recently placed one of the 2004 deliveries, so we feel like we're in very good shape on this front. Overall, we've made solid progress in Air and our fleet utilization remains high. However, we do remain cautious as the volatility in the industry could return if, for example, operating conditions for the airlines fail to improve meaningfully. We'll obviously monitor this closely as we approach the winter months.

In Technology, investment volumes remain below our target levels for 2003 reflective of a cautious spending environment among U.S. corporates. However, we remain hopeful that as economic indicators gain some momentum, confidence will return on the corporate side in terms of IT investment. We also have a number of programs in place to drive new volume in this business.

Overall, investment volume at GATX totaled $467 million through the first six months of 2003 compared to $671 million in the prior year period. The decline in 2003 was expected as new investment in aircraft is running below the 2002 level. Also, lower volume reflects our announced plan to exit the venture leasing business and curtailed new investment in specialty. Regarding credit quality, there was no significant development during the quarter. Air remained volatile while trends in the other asset classes have been generally positive. Our non-performing investments totaled 5.2% of Financial Services' investments at the end of the quarter, down from 5.7% at the end of the year, but up from 3.3% at year end. The primary driver for the increase in year end and the prior-year period has been an increase in Air non-performing. Our allowance for losses is a comfortable 6.6% of reservable assets at the end of the second quarter.

In closing, I'd note that we've often talked about our efforts to manage costs effectively in this environment. And that's reflected in our results announced today. Overall, SG&A expenditures continue to run below 2002 levels through the first six months, about 7% below the prior year and we continue to pursue opportunities to improve our overall efficiency.

The first six months of the year have turned out to be consistent with what we anticipated back in January. Therefore, our full-year outlook remains essentially unchanged as noted in our release today. With that, let's open it up for questions.

QUESTION AND ANSWER

OPERATOR:

At this time I wish to remind everyone in order to ask a question, please press star, then the number one on your telephone keypad. We'll pause for just a moment to compile the Q&A roster. Your first question comes from Michael Freudenstein of JP Morgan.

MICHAEL FREUDENSTEIN:

Hi. Good morning.

BOB LYONS:

Hi, Michael.

MICHAEL FREUDENSTEIN:

Bob, let me ask you this. In terms of utilization rate and where that would need to get to to sort of give you some pricing power, how do you guys think about that?

BRIAN KENNEY:

Well, utilization rate --

BOB LYONS:

Operator, we're getting a big echo back here. But, go ahead, Brian.

BRIAN KENNEY:

Michael, it's Brian. The utilization rate as Bob said is up 2%. If you get into why that happened, about half of that or 1% is due to scrapping of cars and about half of it is due to really fleet activity of idle cars going to active. So the utilization increase isn't as robust as it might seem since half of it's due to scrapping. But, we're going to need to see a higher utilization rate. It's hard to say at what point that we gain pricing power, I mean, rates are going up and they're up from last year for a number of car types. I mean, there's still some troubled car types but they're up in general. But still, they're below the prior lease rate. As Bob said, that's what's driving the revenue pressure. So, what we really need to see is renewal rates get to a point where they're higher than the prior lease rate. They're not there yet. As Bob said, they're down about 7.7%. As far as the specific utilization level that drives that, you know, it's higher than where it is now, obviously but I can't throw a specific number out there because we really don't know.

MICHAEL FREUDENSTEIN:

And if you mentioned it in your comments, I missed it. Did you give a scrap outlook for the second half of '03 versus what we've seen so far in the first half?

BRIAN KENNEY:

Well, in the first--in the second quarter, it was about 1600 cars. Year to date, it's 2400. You know, it's probably--that activity, as I said, almost for the last year or so, we picked up the pace of scrapping. The cars that we scrapped in

            |
[GATX LOGO] |                      2              Second Quarter Conference Call
            |
the first half are all -- or at least averaged over 30 years old. We picked up that pace in a down market. When these cars -- when the repairs on the cars exceed their economic repair limit, or, in other words, you look at what you have to do to a car to get it back into service and then compare that to the revenue you might be able to generate. A lot of these cars are failing that test and that's why we're scrapping them. We told people we would do that in this down market. That will probably continue for a while until we see a better rebound. I can't give, once again, a specific number about how many cars we'll scrap in the second half, but I suspect that the activity will continue to be high in that area until the market recovers more fully.

MICHAEL FREUDENSTEIN:

Okay. My last question is just, you know, if I'm looking at this right, your first half Rail revenues look to be somewhat stronger than in the second half of last year. I'm just trying to get a sense, given you have got pressure on lease rates, what might explain that pickup in revenues first half of '03 versus second half of '02?

BOB LYONS:

It's driven, Michael, by the fact that at 12/31 last year we purchased KVG, the European railcar leasing company. So their revenues are consolidated fully onto our income statement beginning in the first quarter. If you looked at the North American revenue, you would have seen, just purely North American revenue, you would have seen a decline of about $25 million six months this year versus six months last year. But that's about what KVG generates in revenue. So, total basis, it looks essentially flat.

MICHAEL FREUDENSTEIN:

Great. OK. Thanks a lot.

OPERATOR:

Your next question is from Bob Napoli of Piper Jaffray.

BOB NAPOLI:

Good morning.

BOB LYONS:

Good morning, Bob.

BOB NAPOLI:

A couple questions. With--on the Railcars, given where prices are now, at what point does the current price of leases stabilize with the cars that are running off? I mean, you've had improvement, sequential improvement now from last year to the first quarter, to the second quarter. How long does it take to get to kind of break-even?

BRIAN KENNEY:

Well, it really depends on--if this recovery continues. It's not going to happen this year. We can say that for certain.

BOB NAPOLI:

But does it--I know--I mean, but does it happen mid-'04? Does it take to '05? Looking at the numbers, you should know, I'm sure you know what the lease rates are, the cars that are

BRIAN KENNEY:

Right. But it depends on how strong the recovery and how quick that happens. I will say it obviously gets a lot easier, maybe it's just too obvious, but it gets easier as we go along, because the rates we'll be renewing next year will be on the three-year leases we'll start to renew leases that were in a down market so it will get easier next year. But as far as when that break point happens, it really depends on the strength of the recovery. Prices are going up, but, you know, it's tough to project out exactly when that evens up. All I can say is it gets easier over time because, for instance, in 2003, we're renewing leases for cars that were new in 1998, which was the absolute peak of the market. It should get easier as it goes along, but I really can't be more specific about when it crosses that line.

BOB NAPOLI:

Okay. From a liquidity perspective, I mean, what -- I mean, if you do -- I understand you still are maintaining a cautious position. But, I mean, in order to grow your portfolio, I think you need to maybe be able to use the

            |
[GATX LOGO] |                      3              Second Quarter Conference Call
            |
unsecured debt market and your spreads have tightened. How -- you know, are they to the point where -- how far away are they from the point where you would feel comfortable going into the unsecured debt market if you wanted to?

BRIAN KENNEY:

Well, spreads have tightened about 200 basis points in the second quarter. They're actually at a point now where they're equal or less than the spread on the deal we issued last year. As a benchmark, we could do a deal at this rate. We'll really have to see what our investment level is and whether it warrants it and we're going to do end up doing the most efficient financing, whatever that is. But, we realize that we need efficient access to the unsecured market to grow the business the way we want to. It's starting to get back into that range but obviously I'd still like to see further tightening.

BOB NAPOLI:

OK I guess then this is on the railcar business and I have one final question, a bigger picture question. You know UPS has stated that they are going to, they plan to use rail a lot more frequently than they have in the past and UPS is known to ship a fair amount of products. Does that have any effect on do you think that would have any effect on your business? Is that a material piece of news or not?

BRIAN KENNEY:

Well, it's good for the rail business in general. I think a lot of people saw that article in the Journal that talked about that. But, you know, especially with the tank car business, I don't think that UPS will have a lot of effect on that. We do have inter-modal cars, you know, so it will help the freight car business in general but, obviously, won't do much for the tank car business, the UPS situation specifically.

BOB NAPOLI:

Okay. Last question. Looking as -- you know, hopefully moving into economic recovery consistently, what do you think the -- your return on equity in prior good economies was in the upper teens, I think, pretty consistently, even around 20% at times. What do you think the earnings power of this business -- what are the goals for the earnings power return on equity for your company assuming we're marching into a decent economic recovery? And how long do you think it takes get there?

BRIAN KENNEY:

It's going to be lower than that near 20 return that we had in the past for the reasons that we exited Venture and Specialty, which were very high. The Venture was a very high return on equity business in the good times. Now we're out of that business. So I don't think you'll see the blended 20% that we showed at the height of the market last time. I think a good goal for us would be 15%. And, you know, based on rail revenue needing to turn around over time, you know, we'd look at that in the next couple of years.

BOB NAPOLI:

`05, is that a --

BRIAN KENNEY:

Once again, Bob, it depends on the strength of the recovery. But I think that's a good target. I don't think 20% is really a valid target anymore.

BOB NAPOLI:

Right, OK Thank you.

OPERATOR:

Your next question comes from Larry Schumacher of Oppenheimer and Company.

LARRY SCHUMACHER:

Hi, guys. Has the venture part of the business that you were going to sell, has that been scrapped?

BRIAN KENNEY:

Venture we decided to run off. We did have significant interest in the business, actually a lot of bona-fide offers as well. But, we decided not to sell it. Credit quality has been improving this year and we had better experience than what we reserved for and, you know, we're actually starting to see some action on the IPO side. We'll probably see some more gains later this year so economically we decided to run that off.

            |
[GATX LOGO] |                      4              Second Quarter Conference Call
            |

As far as the amount of assets still on the books, it's about $190 million at the end of the second quarter, that's versus $230 at year end. Largely, it will be gone by 2005. That long portfolio should be run off by then.

LARRY SCHUMACHER:

And one other question. You mentioned the non-performing, non-performing allowance for losses rose to 6.6%, which is just a tick outside the range that makes you comfortable. Do you see that coming back down? Or how is that going to act going forward?

BRIAN KENNEY:

In this environment, we're going to try to keep it around this level. But as people are asking out a year or two at the recovery, we would expect that as the businesses recover and the economy recovers, to take that down. I don't think -- we said this in the past -- we'll go below 4% to 4.5%, in the good times.

LARRY SCHUMACHER:

Thanks.

OPERATOR:

Your next question comes from Athina Meehan from Morgan Stanley.

ATHINA MEEHAN:

Hi, there. Just a couple of questions. Can you give us a little color on the asset remarketing income in the Financial Services area, kind of what you're seeing within that line item?

BOB LYONS:

Well, the asset remarketing activity during the quarter was, you know, we generated 13 -- approximately $13 million in remarketing gains during the quarter. Comprised of both disposition gains on owned assets and residual sharing fees; the big bulk of that being on assets we sold ourselves. If you're kind of looking at the gross dollar proceeds of remarketing activity this year, it's significantly below where it was last year. But in terms of what we've generated in the book gain, gains over those book values, it's actually a bit stronger this year.

ATHINA MEEHAN:

Are those assets coming from the Air portfolio or equipment leasing?

BOB LYONS:

It's really more out of the Specialty portfolio. But we're not--we're always looking, regardless of asset class, in the secondary market for both purchase and sale opportunities. But Air, we're not really actively looking too much as far as selling things in the Air portfolio at this point in the cycle, but, so most of the gains are really coming out of the Specialty side.

ATHINA MEEHAN:

In the share of the affiliates line in the Financial Services segment was also pretty strong in the quarter. What seemed to be driving that?

BOB LYONS:

There were really two Air joint ventures that we have investments in that performed better during the second quarter and actually one related to Pembroke AFT which we've discussed in the past. So, a little pickup there. Year over year, it's essentially flat.

ATHINA MEEHAN:

OK and then lastly, on the technology side, you said there were a number of new initiatives that you were taking to drive investment volume. Can you talk a little more about what kind of initiatives you're looking at?

BRIAN KENNEY:

Well, we've added to our sales force over the last two years. We've recently signed an alliance with a large financial company where we will have access to their massive customer base in order to sell our lease products and services to them, in exchange for them providing the non-recourse debt into those deals. And we expect that to generate some volume. We're actually looking at perhaps some other alliances as well. We've expanded our technology advisory staff and trying to get our name out in the market more. So, we're not just sitting still and waiting for the market to recover. We're trying to take some moves. And

            |
[GATX LOGO] |                      5              Second Quarter Conference Call
            |
we're starting to see the volume stabilize. It ticked up a little bit at the end of last quarter. We're starting to see some results from that initiative but we're not sitting idling by.

ATHINA MEEHAN:

Great. Thank you.

OPERATOR:

Again, if you would like to ask a question, please press star, then the number one on your telephone keypad. Your next question from Doyle Lyons of Ark Asset Management.

DOYLE LYONS:

Hi. First question, was the 7.7% average lease renewal rate decline just for Rail or was that a blended rail and aircraft?

BOB LYONS:

That is for rail on a basket of our most common car types.

DOYLE LYONS:

Any sort of comparable number that you could mention for lease renewals for aircraft? Do you have any sort of decline?

BOB LYONS:

In Rail it's a bit easier to generalize because it's much more granular or the pool of cars is so much bigger. In Air, it's really specific. We only had ten aircraft come up for renewal this year. So it's much more difficult to generalize on those because they're at different points in their life, different asset types.

BRIAN KENNEY:

Exactly. Different equipment. That wouldn't be a very useful statistic, as Bob said. In fact, in Rail from year to year, we often have a big difference in mix of cars renewing. That's why we track this basket of similar cars that have it be a more meaningful measure.

BOB LYONS:

But, I think, in general, we could say it continues to be a difficult rate environment.

DOYLE LYONS:

Now, 51% of your leases are in aircraft leases or Europe. Presumably now, it looks like Europe might be slower to recover. Any thoughts there?

BOB LYONS:

Well, Europe has been, post 9/11, was one of the stronger spots, really up until the SARS activity earlier this past year. But our general feeling on Europe continues to be positive relative to other regions of the world, specifically in the North American market. The types of carriers we deal with there, we're hopeful we'll continue to see steady recovery in traffic. So we're not particularly concerned about a dramatic slowdown on the European market. That's the basis of the question.

BRIAN KENNEY:

I would say the European exposure is more geared towards the leisure market, which so far has hung in there fairly well.

DOYLE LYONS:

OK, and then what is the average term of your aircraft leases?

BOB LYONS:

Just over 4.5 years. And we've purposely tried to bring that down post 9/11, as we've taken delivery of new aircraft in 2002 and 2003, because we don't want to put those on seven or eight-year lease in a down market. So we've purposely tried to shorten that term and have been successful in doing that.

DOYLE LYONS:

Ok. And then one last question. Relative to GECAS and AIG, are you losing share in any lease renewals? I mean, you know, given the lower credit rating and sort of lower margin that you'd be getting?

            |
[GATX LOGO] |                      6              Second Quarter Conference Call
            |

BRIAN KENNEY:

No, our fleet -- you see how highly utilized it is. I think our fleet is as utilized as anyone out there, so the answer is no.

BOB LYONS:

And I'd also remind you that the aircraft that we have taken delivery of post-9/11, the financing we've done on that aircraft is AAA rated.

BRIAN KENNEY:

In terms of the order book, everybody, those two that you mentioned have a much more extensive order book than we do, but actually we feel pretty good about that and we're not worried about losing share. We're much more happy with not having that massive an order book.

DOYLE LYONS:

OK  Thank you.

OPERATOR:

Your next question comes from Laura Kaster of Piper Jaffray.

LAURA KASTER:

Does your somewhat more optimistic economic viewpoint reduce the risk of you guys cutting the dividend and could you highlight the events that would cause you to possibly cut the dividend?

BRIAN KENNEY:

Yeah, I'd probably give you a pretty frustrating answer there but, I'll go back to what we said at the beginning of the year. We said the 2002 earnings level doesn't support the dividend at it's current level. But, you know, the Board looks--I'll tell you what they look at. They look at you know, current earnings,. They look at projected earnings, they look at the cash flow, investment level, where we think we might be in the business cycle, our projected capital structure and they look at how important the dividend is to our shareholders. So they weigh all those issues. So far, the decision has been to hold it flat. But, they review it every quarter. As far as any milestones or timing about that decision, you know, it's the Board's decision, so I can't really speculate on it. So, a fairly frustrating answer but one we've stuck to and we're going to stick to.

BOB LYONS:

And I would just reiterate, too, that we're going to continue to look at that every quarter.

LAURA KASTER:

At least you guys are consistent. Thank you.

OPERATOR:

At this time, there are no further questions. Mr. Lyons, are there any closing remarks?

BOB LYONS:

I'd like to thank everybody for participating this morning. Hopefully between the earnings release and the questions on the call this morning, we were able to clarify any outstanding issues. Brian and I are both available and will be around all day, this week. If you have any additional questions, feel free to call. We're always happy to take your questions. Thank you very much.

OPERATOR:

Thank you. This concludes today's GATX quarterly conference call. You may now disconnect.

            |
[GATX LOGO] |                      7              Second Quarter Conference Call
            |